UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2017

FIDELITY & GUARANTY LIFE

(Exact name of registrant as specified in its charter)

Delaware	001-36227	46-3489149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Ruan Center 601 Locust Street, 14th Floor Des Moines, IA		50309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 445-6758

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, Fidelity & Guaranty Life, a Delaware corporation (NYSE: FGL; the “Company”), is a party to an Agreement and Plan of Merger (as amended on November 3, 2016, the “Merger Agreement”, and the merger contemplated thereby, the “Merger”), with Anbang Insurance Group Co., Ltd., a joint-stock insurance company established in the People’s Republic of China (“Anbang”), AB Infinity Holding, Inc., a Delaware corporation and a wholly-owned subsidiary of Anbang (“Parent”), and AB Merger Sub, Inc., a Delaware corporation and a newly formed, wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, either Parent or the Company could have terminated the agreement if the closing of the Merger had not occurred on or prior to February 8, 2017 (the “Outside Termination Date”).

On February 9, 2017, the Company entered into Amendment No. 2 to Agreement and Plan of Merger (“Amendment No. 2”) with Anbang, Parent and Merger Sub by extending the Outside Termination Date from February 8, 2017 to April 17, 2017. Under the terms of Amendment No. 2, the Outside Termination Date will be further extended to May 31, 2017 in the event that the Iowa Insurance Commissioner has, on or prior to April 17, 2017, publicly noticed a public hearing for the “Form A” change of control approval required by the Iowa Insurance Division. The Company and Anbang continue to work to close the Merger, subject to satisfaction or waiver of all required closing conditions. Amendment No. 2 further permits the Company to solicit, respond to, evaluate and negotiate any competing offers, provided that the Company is not permitted to enter into a definitive agreement with respect to any such competing offers during the extension period. There can be no assurance that this process will result in an alternative proposal.

The foregoing description of Amendment No. 2 does not purport to be complete and is subject to and qualified in its entirety by reference to Amendment No. 2, a copy of which is attached hereto as Exhibit 2.1, and the terms of which are incorporated by reference herein.

Forward-Looking Statements

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This Form 8-K contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, including those statements regarding the Merger, the insurance regulatory approval process for the closing of the Merger, timing of closing of the Merger and other related matters. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company’s control. Such statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements and, therefore, you should not place undue reliance on any such statements. These statements are based on the beliefs and assumptions of the Company’s management and the management of the Company’s subsidiaries. Generally, forward-looking statements include information concerning current expectations, other actions, events, results, strategies and expectations and are generally, but not always, identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the Merger will be completed within the anticipated time frame or at all. Factors that could cause actual results, events and developments to differ include, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger agreement; the outcome of any legal proceedings that may be instituted against the Company or Anbang and others in connection with the Merger agreement; the inability to complete the Merger due to the failure to satisfy the conditions to the Merger, including the inability of Anbang to secure necessary regulatory approvals; risks that the Merger disrupts current plans and operations and potential difficulties in employee retention as a result of the Merger; risks arising from the Company’s solicitation of, responding to, evaluating or negotiating any competing offers; and legislative, regulatory and economic developments. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with, or furnished to, the U.S. Securities and Exchange Commission. The Company does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of future events or changes to future operating results.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

2.1	Amendment No. 2 to the Agreement and Plan of Merger, dated as of February 9, 2017, by and among Anbang Insurance Group Co., Ltd., AB Infinity Holding, Inc., AB Merger Sub, Inc. and Fidelity & Guaranty Life

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 9, 2017	Fidelity & Guaranty Life

	By:	/s/ Eric L. Marhoun
	Name:	Eric L. Marhoun
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 2 to the Agreement and Plan of Merger, dated as of February 9, 2017, by and among Anbang Insurance Group Co., Ltd., AB Infinity Holding, Inc., AB Merger Sub, Inc. and Fidelity & Guaranty Life